Exhibit 32

CERTIFICATION OF THE

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Eric Johnson, the Chief Executive Officer of First Responder Products, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of First Responder Products, Inc. on Form 10-KSB for the fiscal year ended October 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-KSB fairly presents in all material respects the financial condition and results of operations of First Responder Products, Inc.

Date: February 8, 2008	By:	/s/ Eric Johnson
Eric Johnson
Chief Executive Officer

I, Richard Reincke, the Chief Financial Officer of First Responder Products, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of First Responder Products, Inc. on Form 10-KSB for the fiscal year ended October 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-KSB fairly presents in all material respects the financial condition and results of operations of First Responder Products, Inc.

Date: February 8, 2008	By:	/s/ Richard Reincke
Richard Reincke
Chief Financial Officer